WILLKIE FARR & GALLAGHER

August 27, 1997

Scudder Mutual Funds, Inc.
345 Park Avenue
New York, NY  10154

     Re: Rule 24f-2 Notice for Scudder Mutual Funds, Inc. (the "Registrant") for: Scudder Gold Fund (the "Fund") (Securities Act File No. 33-22059; Investment Company Act File No. 811-5565)
          -----------------------------------------------------

Ladies and Gentlemen:

The Registrant, a Maryland corporation, on behalf of the Fund, is filing with the Securities and Exchange Commission a Rule 24f-2 notice containing the information specified in paragraph (b)(1) of Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Rule"). We understand that the Registrant has previously filed a registration statement on Form N-lA (the "Registration Statement") under the Securities Act of 1933, as amended, adopting the declaration authorized by paragraph (a)(l) of the Rule to the effect that an indefinite number of shares of capital stock of the Fund (the "Shares") were being registered by such registration statement. The effect of the Rule 24f-2 notice, when accompanied by the filing fee, if any, payable as prescribed by paragraph (c) of the Rule and by this opinion, will be to make definite in number the number of Shares sold by the Fund in reliance upon the Rule (the "Rule 24f-2 Shares") during the fiscal year ended June 30, 1997.

As to the various questions of fact material to the opinion expressed herein we have relied upon and assumed the genuineness of the signatures on, the conformity to originals of, and the authenticity of, all documents, including but not limited to: certificates of officers of the Registrant, submitted to us as originals or copies, which facts we have not independently verified. Capitalized terms used herein but not otherwise defined have the meanings described to them in the Registration Statement.

Scudder Mutual Funds, Inc.
August 27, 1997
Page 2

On the basis of the foregoing, and assuming compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities, and assuming further that all of the Rule 24f-2 Shares sold during the fiscal year ended June 30, 1997 were sold in accordance with the terms of the Registrant's Prospectus and Statement of Additional Information in effect at the time of sale at a sales price in each case in excess of the par value of the Rule 24f-2 Shares, we are of the opinion that such Rule 24f-2 Shares were legally issued, fully paid and non-assessable by the Registrant.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion expressed herein involves the law of the State of Maryland, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the State of Maryland, and where applicable, published cases, rules or regulations of regulatory bodies of the State of Maryland.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Rule 24f-2 notice.

Very truly yours,

/s/Willkie Farr & Gallagher